C3 AI Announces Fiscal Second Quarter 2025 Financial Results
Revenue Accelerated 29% Year-Over-Year and Guidance Raised for FY 2025
C3 AI and Microsoft Strategic Alliance to Accelerate Enterprise AI Adoption

REDWOOD CITY, Calif. — December 9, 2024 — C3.ai, Inc. (“C3 AI,” “C3,” or the “Company”) (NYSE: AI), the Enterprise AI application software company, today announced financial results for its fiscal second quarter ended October 31, 2024.
“We had an outstanding quarter with strong top- and bottom-line performance to mark our seventh consecutive quarter of accelerating revenue growth,” said Thomas M. Siebel, Chairman and CEO, C3 AI.
“It is difficult to overstate the potential of the Microsoft–C3 AI strategic alliance,” said Siebel. “By establishing C3 AI as a preferred AI application provider on Azure and creating a Microsoft-scale go-to-market engine, we’re making it easy for businesses to adopt and deploy C3 AI applications. This is an inflection point for Enterprise AI, driving growth.”

Fiscal Second Quarter 2025 Financial Highlights
•Revenue: Total revenue for the quarter was $94.3 million, an increase of 29% compared to $73.2 million one year ago.
•Subscription Revenue: Subscription revenue for the quarter was $81.2 million, constituting 86% of total revenue, an increase of 22% compared to $66.4 million one year ago.
•Subscription and Prioritized Engineering Services Revenue Combined: Subscription and prioritized engineering services revenue combined was $90.8 million, constituting 96% of total revenue, an increase of 27% compared to $71.3 million one year ago.
•Gross Profit: GAAP gross profit for the quarter was $57.8 million, representing a 61% gross margin. Non-GAAP gross profit for the quarter was $66.3 million, representing a 70% non-GAAP gross margin.
•Net Loss per Share: GAAP net loss per share was $(0.52). Non-GAAP net loss per share was $(0.06).
•Cash Balance: $730.4 million in cash, cash equivalents, and marketable securities.

Microsoft Azure Strategic Alliance
•The Company signed a new global alliance agreement with Microsoft on September 30 for an initial five-and-a-half-year term ending March 2030 to accelerate growth in Enterprise AI.
Under the terms of the Microsoft–C3 AI strategic alliance agreement:
◦All C3 AI Enterprise AI and C3 Generative AI solutions are now available on the Azure Price List.
◦All C3 AI Enterprise AI and generative AI software solutions are now orderable on the Azure Marketplace.
◦All C3 AI solutions are sellable by the entire Azure sales organization globally.
◦Azure sales personnel will receive commissions, quota credit, and special bonuses on Azure–C3 AI sales.
◦Azure sales personnel will receive design win credit for each Azure–C3 AI sale.
◦All C3 AI products are orderable on Microsoft paper incorporating the Microsoft enterprise licensing agreement that Microsoft has in place with 95% of the Fortune 500, dramatically shortening C3 AI sales cycles.
◦Microsoft will subsidize C3 AI pilots and C3 AI production deployments over the term of the agreement.

Partner Network
C3 AI reinforced its leadership in Enterprise AI, strengthened by a thriving partner ecosystem to accelerate Enterprise AI adoption.
•In Q2, the Company closed 62% of total agreements with and through its partner network.
•C3 AI and Capgemini extended their partnership to advance Enterprise AI for business transformation. Capgemini will establish a dedicated global C3 AI practice to deliver scalable, rapid Enterprise AI solutions for joint clients across industries.
•Google Cloud and C3 AI jointly closed 20 agreements, an increase of more than 180% year-over-year. C3 AI was featured in Google’s Public Sector Summit held in Washington, DC. Both companies also co-hosted six executive roundtable discussions focused on various industries across North America and LATAM.

Business Highlights
C3 AI had continuing momentum with significant Federal and commercial successes and strengthened strategic partnerships.
•The Company closed 58 agreements including 36 pilots.
•The Company entered into new and expanded agreements with ExxonMobil, Koch, Dow, Holcim, Shell, Duke Energy, Boston Scientific, Rolls-Royce, Cameco, Mars, ESAB, Flex, Worley, the Defense Logistics Agency, and the U.S. Department of Defense, among others.
•The Company expanded its footprint across State and Local Governments, closing nine agreements across California, Texas, Michigan, Idaho, New Mexico, Washington, and Florida.

Federal Momentum
Federal business demonstrated strong execution, securing key wins and expansions across multiple agencies.
•The Company entered into new and expansion agreements with the U.S. Department of Defense (DoD), the U.S. Air Force, the U.S. Navy, the U.S. Army, the U.S. Marine Corps, the Defense Logistics Agency, the Chief Digital Artificial Intelligence Office (CDAO), and the National Science Foundation.
•The U.S. Army’s Program Manager for Intelligence Systems & Analytics has selected C3 AI and ECS to transform its intelligence collection management with C3 AI Decision Advantage, to be delivered under a $23 million award. This AI application unifies data from multiple systems to streamline tasking and collection, including digitizing scheduling workflows. These modernization efforts make it easier for the Army workforce to quickly provide real-time, predictive intelligence to leaders for enhanced, accelerated decision making.
•The U.S. Air Force Rapid Sustainment Office (RSO) continued the expansion of sensor-based algorithms with C3 AI with a new contract. The PANDA application, which is the designated U.S. Air Force (USAF) System of Record for all CBM+ and Predictive Maintenance, will expand to include new systems on two monitored aircraft (KC-46 and KC-135).
•The Defense Logistics Agency, a cornerstone of the U.S. Department of Defense’s supply chain, expanded its use of the C3 AI Contested Logistics application to drive efficiency and productivity across its workforce, ensuring supply network resilience and availability in contested environments. DLA uses C3 AI Contested Logistics to streamline workflows and decision making for risk management, sustainment, scenario-based planning, proactive readiness, and predictive maintenance across the DoD. Together, C3 AI continues to support DLA to enhance warfighter readiness, drive operational efficiency, and improve mission effectiveness across the globe.

C3 Generative AI
C3 AI further strengthens its competitive edge in generative AI, affirming its market leadership.
•In Q2, the Company closed 15 C3 Generative AI pilots with Boston Scientific, Rolls-Royce, the U.S. Navy, the National Science Foundation, and others, including various government agencies in Texas, Washington, and New Mexico.

•The Company converted multiple C3 Generative AI pilots to production, including Dow, Flint Hills Resources, Cargill, Norfolk Iron & Metal, and Florida Crystals, among others.
•C3 AI launched the C3 Generative AI Accelerator Program, a three-day workshop designed to help organizations implement generative AI solutions quickly and effectively.
“Our recent partnership with C3 AI has been a significant boost to our Data Analytics team. Throughout our engagement with C3 AI, our team members have been able to get hands-on experience through generative AI trainings provided by C3 AI,” said Ben Dubois, Director of Data Analytics, Norfolk Iron & Metal. “Additionally, we participated in their first C3 Generative AI Accelerator Program, where our team had the opportunity to develop a generative AI prototype application in just three days. We look forward to continuing to build on everything that was accomplished in our first pilot project.”
•C3 AI was awarded a foundational U.S. patent (US 12,111,859) for generative AI agents. Key patented technologies include:
◦AI Orchestrator: The C3 AI orchestrator coordinates multiple AI agents, invokes specialized machine-learning models or mathematical tools as necessary and handles all data types and tasks.
◦Autonomy: Meaning the AI agents can operate independently to perform tasks across various business functions like sales, service, marketing, and commerce. AI agents can be fully customized to fit the specific needs of any industry or business process, using tools that are already familiar to programmers and data scientists.
◦Multimodal Model Integration: The system integrates advanced multimodal models to break down inputs into a series of instructions for a multiplicity of AI agents.
◦Natural Language Summarization: The technology generates comprehensive summaries from varied data sources, significantly improving decision making.
◦Traceability and Security: C3 Generative AI agents provide full traceability to both structured and unstructured data sources, enforces comprehensive enterprise access controls, high data security, minimal hallucinations, and are LLM agnostic.

Financial Outlook:

The Company’s guidance includes GAAP and non-GAAP financial measures.

The following table summarizes C3 AI’s guidance for the third quarter of fiscal 2025 and full-year fiscal 2025:

(in millions)	Third Quarter Fiscal 2025 Guidance	Full Year Fiscal 2025 Guidance
Total revenue	$95.5 - $100.5	$378.0 - $398.0
Non-GAAP loss from operations	$(38.6) - $(46.6)	$(105.0) - $(135.0)

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP results included in this press release. Our fiscal year ends April 30, and numbers are rounded for presentation purposes.

Conference Call Details

What:	C3 AI Second Quarter Fiscal 2025 Financial Results Conference Call
When:	Monday, December 9, 2024
Time:	2:00 p.m. PT / 5:00 p.m. ET
Participant Registration:	https://register.vevent.com/register/BI383ae1e1c80b4221a65de6c2c2baf582 (live)
Webcast:	https://edge.media-server.com/mmc/p/xf8dudjw (live and replay)
Investor Presentation Details

An investor presentation providing additional information and analysis can be found at our investor relations page at ir.c3.ai.
Statement Regarding Use of Non-GAAP Financial Measures

The Company reports the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share. Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share exclude the effect of stock-based compensation expense-related charges and employer payroll tax expense related to employee stock-based compensation. We believe the presentation of operating results that exclude these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. We believe free cash flow, a non-GAAP financial measure, is useful in evaluating liquidity and provides information to management and investors about our ability to fund future operating needs and strategic initiatives. We calculate free cash flow as net cash used in operating activities less purchases of property and equipment and capitalized software development costs. This non-GAAP financial measure may be different than similarly titled measures used by other companies. Additionally, the utility of free cash flow is further limited as it does not represent the total increase or decrease in our cash balances for a given period.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP financial measures.

Other Information

Professional Services Revenue

Our professional services revenue includes service fees and prioritized engineering services. Service fees include revenue from services such as consulting, training, and paid implementation services. For service fees, revenue is typically recognized over time as the services are performed.

Prioritized engineering services are undertaken when a customer requests that we accelerate the design, development, and delivery of software features and functions that are planned in our future product roadmap. When we agree to this, we negotiate an agreed upon fee to accelerate the development of the software. When the software feature is delivered, it becomes integrated to our core product offering, is available to all subscribers of the underlying software product, and enhances the operation of that product going forward. Such prioritized engineering services result in production-level computer software – compiled code that enhances the functionality of our production products – which is available for our customers to use over the life of their software licenses. Per Accounting Standards Codification (ASC) 606, Prioritized engineering services revenue is recognized as professional services over the period in which the software development is completed.

Total professional services revenue consists of:

	Three Months Ended October 31,		Six Months Ended October 31,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Prioritized engineering services	$9,661	$4,852	$20,310	$13,100
Service fees	3,515	1,928	6,623	4,690
Total professional services revenue	$13,176	$6,780	$26,933	$17,790
Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding our market leadership position, anticipated benefits from our partnerships, financial outlook, our sales and customer opportunity pipeline including our industry diversification, the expected benefits of our offerings (including the potential benefits of our C3 Generative AI offerings), and our business strategies, plans, and objectives for future operations. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including our history of losses and ability to achieve and maintain profitability in the future, our historic dependence on a limited number of existing customers that account for a substantial portion of our revenue, our ability to attract new customers and retain existing customers, market awareness and acceptance of enterprise AI solutions in general and our products in particular, the length and unpredictability of our sales cycles and the time and expense required for our sales efforts. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2024 and, when available, October 31, 2024, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3.ai, Inc. (NYSE:AI) is the Enterprise AI application software company. C3 AI delivers a family of fully integrated products including the C3 AI Platform, an end-to-end platform for developing, deploying, and operating enterprise AI applications, C3 AI applications, a portfolio of industry-specific SaaS enterprise AI applications that enable the digital transformation of organizations globally, and C3 Generative AI, a suite of domain-specific generative AI offerings for the enterprise.

Investor Contact
ir@c3.ai

C3 AI Public Relations
Edelman
Lisa Kennedy
(415) 914-8336
pr@c3.ai

Source: C3.ai, Inc.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31, 2024
	2024	2023	2024	2023
Revenue
Subscription(1)	$81,162	$66,449	$154,618	$127,801
Professional services(2)	13,176	6,780	26,933	17,790
Total revenue	94,338	73,229	181,551	145,591
Cost of revenue
Subscription	35,038	30,937	68,330	61,371
Professional services	1,460	1,179	3,215	2,558
Total cost of revenue	36,498	32,116	71,545	63,929
Gross profit	57,840	41,113	110,006	81,662
Operating expenses
Sales and marketing(3)	55,643	49,895	107,768	93,780
Research and development	55,715	50,399	108,642	101,267
General and administrative	21,770	20,215	41,470	40,104
Total operating expenses	133,128	120,509	257,880	235,151
Loss from operations	(75,288)	(79,396)	(147,874)	(153,489)
Interest income	9,560	10,480	19,563	20,602
Other income (expense), net	13	(638)	41	(877)
Loss before provision for income taxes	(65,715)	(69,554)	(128,270)	(133,764)
Provision for income taxes	257	226	529	374
Net loss	$(65,972)	$(69,780)	$(128,799)	$(134,138)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.52)	$(0.59)	$(1.02)	$(1.15)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	127,870	118,656	126,434	117,125

(1)    Including related party revenue of $10,581 for the six months ended October 31, 2023.
(2)    Including related party revenue of $5,804 for the six months ended October 31, 2023.
(3)    Including related party sales and marketing expense of $810 for the six months ended October 31, 2023.

C3.AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	October 31, 2024	April 30, 2024
Assets
Current assets
Cash and cash equivalents	$121,274	$167,146
Marketable securities	609,100	583,221
Accounts receivable, net of allowance of $486 and $359 as of October 31, 2024 and April 30, 2024, respectively	159,987	130,064
Prepaid expenses and other current assets	27,458	23,963
Total current assets	917,819	904,394
Property and equipment, net	84,198	88,631
Goodwill	625	625
Other assets, non-current	43,647	44,575
Total assets	$1,046,289	$1,038,225
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$20,611	$11,316
Accrued compensation and employee benefits	41,755	44,263
Deferred revenue, current	35,663	37,230
Accrued and other current liabilities	23,979	9,526
Total current liabilities	122,008	102,335
Deferred revenue, non-current	127	1,732
Other long-term liabilities	65,193	60,805
Total liabilities	187,328	164,872
Commitments and contingencies
Stockholders’ equity
Class A common stock	125	120
Class B common stock	3	3
Additional paid-in capital	2,077,044	1,963,726
Accumulated other comprehensive income (loss)	521	(563)
Accumulated deficit	(1,218,732)	(1,089,933)
Total stockholders’ equity	858,961	873,353
Total liabilities and stockholders’ equity	$1,046,289	$1,038,225

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended October 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(128,799)	$(134,138)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	6,092	6,220
Non-cash operating lease cost	203	454
Stock-based compensation expense	111,721	104,049
Accretion of discounts on marketable securities	(7,618)	(8,755)
Other	418	—
Changes in operating assets and liabilities
Accounts receivable(1)	(30,051)	(8,567)
Prepaid expenses, other current assets and other assets(2)	(1,993)	(665)
Accounts payable(3)	9,294	(2,918)
Accrued compensation and employee benefits	(4,815)	(2,551)
Operating lease liabilities	(1,215)	7,804
Other liabilities(4)	19,284	1,709
Deferred revenue(5)	(3,172)	(7,296)
Net cash used in operating activities	(30,651)	(44,654)
Cash flows from investing activities:
Purchases of property and equipment	(1,739)	(16,631)
Capitalized software development costs	—	(2,750)
Purchases of marketable securities	(365,926)	(489,871)
Maturities and sales of marketable securities	348,750	412,554
Net cash used in investing activities	(18,915)	(96,698)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock under employee stock purchase plan	5,009	5,055
Proceeds from exercise of Class A common stock options	4,472	10,163
Taxes paid related to net share settlement of equity awards	(5,787)	(9,686)
Net cash provided by financing activities	3,694	5,532
Net decrease in cash, cash equivalents and restricted cash	(45,872)	(135,820)
Cash, cash equivalents and restricted cash at beginning of period	179,712	297,395
Cash, cash equivalents and restricted cash at end of period	$133,840	$161,575
Cash and cash equivalents	$121,274	$149,009
Restricted cash included in other assets	12,566	12,566
Total cash, cash equivalents and restricted cash	$133,840	$161,575
Supplemental disclosure of cash flow information—cash paid for income taxes	$534	$281
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$117	$7,293
Right-of-use assets obtained in exchange for lease obligations (including remeasurement of right-of-use assets and lease liabilities due to changes in the timing of receipt of lease incentives)	$1,345	$778
Vesting of early exercised stock options	$216	$294
(1)Including changes in related party balances of $12,444 for the six months ended October 31, 2023.
(2)Including changes in related party balances of $(810) for the six months ended October 31, 2023.
(3)Including changes in related party balances of $248 for the six months ended October 31, 2023.
(4)Including changes in related party balances of $(2,448) for the six months ended October 31, 2023.
(5)Including changes in related party balances of $(46) for the six months ended October 31, 2023.

C3.AI, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2024	2023	2024	2023
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$57,840	$41,113	$110,006	$81,662
Stock-based compensation expense (1)	8,311	8,993	16,719	17,509
Employer payroll tax expense related to employee stock-based compensation (2)	171	297	527	838
Gross profit on a non-GAAP basis	$66,322	$50,403	$127,252	$100,009

Gross margin on a GAAP basis	61%	56%	61%	56%
Gross margin on a non-GAAP basis	70%	69%	70%	69%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(75,288)	$(79,396)	$(147,874)	$(153,489)
Stock-based compensation expense (1)	57,038	53,169	111,721	104,049
Employer payroll tax expense related to employee stock-based compensation (2)	1,090	1,274	2,362	3,774
Loss from operations on a non-GAAP basis	$(17,160)	$(24,953)	$(33,791)	$(45,666)

Reconciliation of GAAP net loss per share to non-GAAP net loss per share:

Net loss on a GAAP basis	$(65,972)	$(69,780)	$(128,799)	$(134,138)
Stock-based compensation expense (1)	57,038	53,169	111,721	104,049
Employer payroll tax expense related to employee stock-based compensation (2)	1,090	1,274	2,362	3,774
Net loss on a non-GAAP basis	$(7,844)	$(15,337)	$(14,716)	$(26,315)

GAAP net loss per share attributable to Class A and Class B common shareholders, basic and diluted	$(0.52)	$(0.59)	$(1.02)	$(1.15)
Non-GAAP net loss per share attributable to Class A and Class B common shareholders, basic and diluted	$(0.06)	$(0.13)	$(0.12)	$(0.22)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	127,870	118,656	126,434	117,125

(1)Stock-based compensation expense for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Stock-based compensation expense for loss from operations includes total stock-based compensation expense as follows:

	Three Months Ended October 31,		Six Months Ended October 31,
	2024	2023	2024		2023
Cost of subscription	$7,827	$8,514	$15,521	—	$16,570
Cost of professional services	484	479	1,198	—	939
Sales and marketing	20,802	18,226	39,635	—	35,005
Research and development	17,999	16,685	36,430	—	33,718
General and administrative	9,926	9,265	18,937	—	17,817
Total stock-based compensation expense	$57,038	$53,169	$111,721		$104,049

(2)    Employer payroll tax expense related to employee stock-based compensation for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Employer payroll tax expense related to employee stock-based compensation for loss from operations includes total employer payroll tax expense related to employee stock-based compensation as follows:

	Three Months Ended October 31,		Six Months Ended October 31,
	2024	2023	2024	2023
Cost of subscription	$163	$282	$489	$791
Cost of professional services	8	15	38	47
Sales and marketing	450	463	922	1,468
Research and development	231	415	595	1,232
General and administrative	238	99	318	236
Total employer payroll tax expense	$1,090	$1,274	$2,362	$3,774

Reconciliation of free cash flow to the GAAP measure of net cash used in operating activities:

The following table below provides a reconciliation of free cash flow to the GAAP measure of net cash used in operating activities for the periods presented:

	Three Months Ended October 31,		Six Months Ended October 31,
	2024	2023	2024	2023
Net cash used in operating activities	$(38,693)	$(48,590)	$(30,651)	$(44,654)
Less:
Purchases of property and equipment	(815)	(5,293)	(1,739)	(16,631)
Capitalized software development costs	—	(1,250)	—	(2,750)
Free cash flow	$(39,508)	$(55,133)	$(32,390)	$(64,035)
Net cash provided by (used in) investing activities	$22,635	$(11,898)	$(18,915)	$(96,698)
Net cash provided by financing activities	$3,512	$3,055	$3,694	$5,532